Exhibit 4.1
[FORM OF WARRANT]

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF (EACH, A “TRANSFER”) ONLY IF SUCH SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR IF SUCH TRANSFER IS MADE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS AFTER PROVIDING AN OPINION OF COUNSEL TO SUCH EFFECT.
COMMON STOCK PURCHASE WARRANT
SORRENTO THERAPEUTICS, INC.
Warrant Shares: [•]     Initial Issuance Date: November 7, 2018
THIS COMMON STOCK PURCHASE WARRANT (this “Warrant”) certifies that, for value received, [NAME OF INVESTOR] or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time and from time to time on or after May 7, 2019 (the “Initial Exercise Date”) and on or prior to the close of business on May 7, 2029 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Sorrento Therapeutics, Inc., a Delaware corporation (the “Company”), up to [•] duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (as subject to adjustment hereunder, the “Warrant Shares”). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price (as defined below).
Section 1.Definitions. For purposes of this Warrant, the following capitalized terms have the meanings assigned to them in this Section 1.
a)    “Aggregate Exercise Price” means an amount equal to the product of (i) the number of Warrant Shares in respect of which this Warrant is then being exercised pursuant to Section 2, multiplied by (ii) the Exercise Price in effect as of the Exercise Date in accordance with the terms of this Warrant; provided that for the purposes of Section 3(a), “Aggregate Exercise Price” shall mean an amount equal to the product of (x) the total number of Warrant Shares initially issuable pursuant to this Warrant (as adjusted pursuant to Section 3(a)) multiplied by (y) the Exercise Price in effect as of the date of the applicable adjustment pursuant to Section 3(a).
b)    “Business Day” means any day, excluding Saturday, Sunday and any day which is a legal holiday in the City of New York or San Diego, California or is a day on which banking institutions located in the City of New York or San Diego, California are authorized or required by law or other governmental action to close.
c)    “Cashless Exercise Date” has the meaning set forth in Section 2(c).

d)    “Change of Control” means, at any time, the occurrence of any of the following events or circumstances: (i) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) shall (A) become the “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the total voting power represented by the Company’s then outstanding voting securities or (B) otherwise acquire, directly or indirectly, the power to direct or cause the direction of the management or policies of the Company, whether through the ability to exercise voting power, by contract or otherwise, (ii) persons who were (A) directors of the Company on the date hereof or (B) appointed by directors who were directors of the Company on the date hereof or were nominated or approved by directors who were directors of the Company on the date hereof shall cease to occupy a majority of the seats (excluding vacant seats) on the board of directors of the Company, (iii) the consummation of a merger or consolidation of the Company with or into any other Person, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation or (iv) any direct or indirect sale, transfer or other disposition, in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole (it being agreed that the sale, transfer or other disposition by any Person of the Equity Interests of any subsidiary constitutes an indirect sale, transfer or disposition of the assets of such subsidiary).
e)    “Closing Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (i) if the Common Stock is then listed or quoted on a Trading Market, the last reported closing bid price of the Common Stock for such date on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P., (ii) if the Common Stock is not then listed on a Trading Market or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported or (iii) in all other cases, the fair market value of a share of Common Stock as determined by an independent nationally recognized investment banking, accounting or valuation firm selected in good faith by the Company and reasonably acceptable to the Holder, the fees and expenses of which shall be paid by the Company.
f)    “Common Stock” means shares of the common stock of the Company, par value $0.0001 per share.
g)    “Company” has the meaning set forth in the Preamble.
h)    “DWAC” has the meaning set forth in Section 2(d).
i)    “Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of equity interests of a corporation, any and all equivalent ownership interests in a Person other than a corporation (including, without limitation, partnership interests, membership interests and similar ownership interests), any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, and all other ownership or profit interests in a Person (including partnership, member or trusts interests in such Person), in each case whether voting or non-voting and whether or not outstanding on any date of determination.
j)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.
k)    “Exercise Date” has the meaning set forth in Section 2(a).
l)    “Exercise Price” has the meaning set forth in Section 2(b).
m)    “Governmental Authority” means any supra-national, national, federal, provincial, state, municipal or other government, or political subdivision thereof, and any governmental department, commission, board, bureau, court, agency, authority, regulatory body, central bank, or instrumentality or other entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
n)    “Holder” has the meaning set forth in the Preamble.
o)    “Initial Exercise Date” has the meaning set forth in the Preamble.
p)    “Initial Issuance Date” means November 7, 2018.
q)    “Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form.
r)    “Notice of Exercise” has the meaning set forth in Section 2(a).
s)    “Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.
t)    “Registration Rights Agreement” the Registration Rights Agreement, dated as of November 7, 2018, by and among the Company and the holders party thereto.
u)    “SEC” means the U.S. Securities and Exchange Commission.
v)    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.
w)    “Termination Date” has the meaning set forth in the Preamble.

x)    “Trading Day” means a day on which the Common Stock is traded on a Trading Market or, if the Common Stock is not traded on a Trading Market, then on the principal securities exchange or securities market on which the Common Stock is then traded.
y)    “Trading Market” means any market or exchange of The Nasdaq Stock Market LLC or the New York Stock Exchange.
z)    “Transfer Agent” has the meaning set forth in Section 2(d).
aa)    “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (i) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)), (ii) if the Common Stock is not then listed on a Trading Market or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported or (iii) in all other cases, the fair market value of a share of Common Stock as determined by an independent nationally recognized investment banking, accounting or valuation firm selected in good faith by the Company and reasonably acceptable to the Holder, the fees and expenses of which shall be paid by the Company.
bb)    “Warrant” has the meaning set forth in the Preamble.
cc)    “Warrant Register” has the meaning set forth in Section 4(c).
dd)    “Warrant Share Delivery Date” has the meaning set forth in Section 2(d).
ee)    “Warrant Shares” has the meaning set forth in the Preamble.
Section 2.    Exercise.
a)    Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the principal office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile or original copy of the Notice of Exercise Form annexed hereto (each, a “Notice of Exercise”). Unless being exercised on a cashless basis in accordance with Section 2(c), within three Trading Days following the date of exercise as aforesaid, the Holder shall deliver the Aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank (such date of delivery of the Aggregate Exercise Price, the “Exercise Date”). Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the

Company until the Holder has purchased all of the Warrant Shares available hereunder and this Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall inform the Holder if a Notice of Exercise has not been duly completed within one Business Day of receipt of such notice, but shall not refuse or object to the issuance of the Warrant Shares upon receipt of, and pursuant to, a duly completed Notice of Exercise. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.
b)    Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $3.28, subject to adjustment hereunder (the “Exercise Price”).
c)    Cashless Exercise. If at the time of exercise of this Warrant there is no effective registration statement registering the resale of the Warrant Shares by the Holder, the Holder, at its option, may exercise this Warrant, in whole or in part, by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(Y)*(A-B)] by (A), where:
(A) = the average of the Closing Bid Price of the shares of Common Stock for the five consecutive Trading Days ending on the last Trading Day immediately preceding the date on which the Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise (such date, the “Cashless Exercise Date”);
(B) = the Exercise Price of this Warrant, as adjusted hereunder; and
(Y) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise pursuant to Section 2(a) rather than a cashless exercise.
d)    Mechanics of Exercise.
i.    Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the Company’s transfer agent (the “Transfer Agent”) to the Holder by, at the Holder’s option, (A) crediting the account of the Holder’s prime broker with The Depository

Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B)  physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is three Trading Days after the latest of (1) the delivery to the Company of the Notice of Exercise, (2) surrender of this Warrant (if required), (3) payment of the Aggregate Exercise Price as set forth above and (4) three Trading Days following the Cashless Exercise Date, if applicable (such date in (1), (2), (3) or (4), the “Warrant Share Delivery Date”). The applicable Warrant Shares shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the applicable Exercise Date or the date that is three Trading Days following the Cashless Exercise Date, as applicable.
ii.    Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of the Holder and upon surrender of this Warrant, at the time of delivery of the certificate or certificates representing the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.
iii.    Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise. Any rescission by the Holder pursuant to this Section 2(d)(iii) shall not affect any other remedies available to the Holder under applicable law or equity as a result of the Company’s failure to timely deliver the Warrant Shares.
iv.    No Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a Warrant Share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at the Holder’s election, either (A) pay to such Holder an amount in cash (by delivery of a certified or official bank check or by wire transfer of immediately available funds) equal to the product of (1) such fraction multiplied by (2) the Closing Bid Price of one Warrant Share on the Exercise Date or the Cashless Exercise Date, as applicable, or (B) round up to the next whole share.
v.    Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e)    Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may, at the election of the Holder (set forth in the applicable Notice of Exercise), be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.
f)    Representations, Warranties and Covenants of the Company. The Company hereby represents, covenants and agrees, as applicable:
i.    As of the Initial Issuance Date, the Company (A) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (B) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as currently proposed to be conducted, to issue and enter into the Warrant and to carry out the transactions contemplated thereby, and (C) except where the failure to do so, individually or in the aggregate, has not had, and could not be reasonably expected to have, a material adverse effect on the business, assets, financial condition or operations of the Company, is qualified to do business and, where applicable is in good standing, in every jurisdiction where such qualification is required.
ii.    This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant (including pursuant to Section 2(d)(ii)) shall be, upon issuance, duly authorized and validly issued. This Warrant constitutes, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.
iii.    As of the Initial Issuance Date, the execution, delivery and performance by the Company of the Warrant does not and will not (A) violate any material provision of applicable law or the organizational documents of the Company, (B) conflict with, result in a breach of, or constitute (with the giving of any notice, the passage of time, or both) a default under any material agreement of the Company or (C) result in or require the creation or imposition of any lien upon any assets of the Company.
iv.    The Company covenants that, during the period this Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights represented by this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such action as may be reasonably necessary or appropriate to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, of any requirements of the Trading Market upon which the Common Stock may be listed or any preemptive or similar rights of any equity holder of the Company. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges (other than taxes in respect of any transfer occurring contemporaneously with such issue).
v.    Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (A) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (B) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (C) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.
vi.    Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.
g)    Representations and Warranties of the Holder. The Holder, by the acceptance hereof, represents and warrants that it is an “accredited investor” under Rule 501 promulgated pursuant to the Securities Act and that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.
Section 3.    Certain Adjustments.
a)    Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides (by any stock split, recapitalization or otherwise) outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to (x) the record date for the determination of stockholders entitled to receive such dividend or distribution or (y) the effective date in the case of a subdivision, combination or re-classification by a fraction, the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the Aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.
b)    Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to the Holder) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security, then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be such VWAP on such record date less the then fair market value (as determined by the Board of Directors of the Company in good faith) at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock, and the denominator of which shall be the VWAP determined as of the record date mentioned above. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.
c)    Certain Events. If any event of the type contemplated by the provisions of this Section 3 but not expressly provided for by such provisions occurs, then the Board of

Directors of the Company shall make an appropriate adjustment in the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant so as to protect the rights of the Holder in a manner consistent with the provisions of this Section 3; provided, that no such adjustment pursuant to this Section 3(c) shall increase the Exercise Price or decrease the number of Warrant Shares issuable as otherwise determined pursuant to this Section 3.
d)    Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.
e)    Notice to the Holder.
i.    Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall, at the request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant, and prepare a certificate setting forth such adjustment, including (A) a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable) and (B) in the case of adjustment pursuant to Section 3(b), a statement of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock, and setting forth a brief statement of the facts requiring such adjustment and certifying the calculation thereof. The Company will deliver a copy of each such certificate to the Holder as promptly as reasonably practicable following any adjustment of the Exercise Price, but in any event not later than ten Business Days thereafter.
ii.    Notice to Allow Exercise by the Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock or rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights of the Company, (D) the Company enters into or becomes bound by an agreement in connection with a Change of Control or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register (as defined below) of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined or (y) the date on which such Change of Control is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such Change of Control; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein. Except as otherwise prohibited by applicable laws, to the extent that any notice provided pursuant to this Section 3(e)(ii) contains material, non-public information regarding the Company, the Company shall disclose such information regarding the Company in a Current Report on Form 8-K and file such Current Report on Form 8-K with the SEC no later than the second Trading Day following the date such notice is delivered to the Holder.
Section 4.    Transfer of Warrant.
a)    Transferability. Subject to applicable securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. This Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.
b)    New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Initial Issuance Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)    Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.
Section 5.    Miscellaneous.
a)    No Rights as Stockholder Until Exercise. Except as provided in Section 3, this Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d).
b)    Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of this Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.
c)    Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.
d)    Governing Law; Jurisdiction.
i.    Governing Law. This Warrant and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Warrant and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.
ii.    Jurisdiction. Each party hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any other party hereto in any way relating to this Warrant or the transactions relating hereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof; and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
iii.    Waiver of Venue. Each party hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (ii) of this Section 5. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
iv.    Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 5(f).
e)    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS WARRANT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5(E).
f)    Notices. Except as otherwise provided in this Warrant, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or e-mail as follows:
i.    If to the Company:
Sorrento Therapeutics, Inc.
4955 Directors Place
San Diego, California 92121
E-mail: hji@sorrentotherapeutics.com
Attn: Chief Executive Officer

With a copy (which shall not constitute notice) to:

Paul Hastings LLP
1117 S. California Avenue
Palo Alto, CA 94304
E-mail: jeffhartlin@paulhastings.com
Attn: Jeff Hartlin, Esq.;
ii.    if to the Holder, to the address (or facsimile number or e-mail) set forth on Schedule A hereto;
With a copy (which shall not constitute notice) to:
Sullivan & Cromwell LLP
1888 Century Park East, 21st Floor
Los Angeles, CA 90067
E-mail: resslera@sullcrom.com
Attn: Alison Ressler
Notices or communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, notices or communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient) and notices or communications sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) (except that, if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient).
g)    Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
h)    Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.
i)    Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall be binding upon and inure to the benefit of the parties hereto and their respective the successors and permitted assigns. The provisions of this Warrant are intended to be for the benefit of the Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.
j)    Amendment. No provision of this Warrant may be amended, waived or modified other than by an instrument in writing signed by the Company and the Holder.
k)    Severability. Any provision of this Warrant held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
l)    Headings. Section headings herein are included for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
m)    Language; Currency. This Warrant has been prepared in the English language and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the parties regarding this Warrant, shall be in the English language. All references to “$” contained in this Warrant shall refer to United States Dollars unless otherwise stated.

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

SORRENTO THERAPEUTICS, INC.
By:__________________________________________ Name: Henry Ji, Ph.D. Title: Chairman of the Board, President and Chief Executive Officer

Accepted and agreed,
[HOLDER]
By: ____________________________ Name: Title:

[Signature Page to Common Stock Purchase Warrant]

Schedule A

[Holder Address]

NOTICE OF EXERCISE
To:    SORRENTO THERAPEUTICS, INC.
(1)The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Common Stock Purchase Warrant (the “Warrant”), and tenders herewith payment of the applicable exercise price, together with all applicable transfer taxes, if any.
(2)Payment shall take the form of (check applicable box):
[ ] in lawful money of the United States; or
[ ] if permitted, the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 2(c) of the Warrant, to exercise the Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 2(c) of the Warrant.
(3)As to any fraction of a Warrant Share that the undersigned would otherwise be entitled to purchase in connection with this Notice of Exercise, please (check applicable box):
[ ] pay an amount in cash pursuant to Section 2(d)(iv) of the Warrant; or
[ ] round up to the next whole share.
(4)Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:
_______________________________
The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:
_______________________________
_______________________________
_______________________________
[SIGNATURE OF HOLDER]
Name of Investing Entity: ________________________________________________________

Signature of Authorized Signatory of Investing Entity: __________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Date: _________________________________________________________________________

ASSIGNMENT FORM
(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)
FOR VALUE RECEIVED, all of or [_______] of the shares of the foregoing Common Stock Purchase Warrant (the “Warrant”) and all rights evidenced thereby are hereby assigned to
_______________________________________________ whose address is
_______________________________________________________________.
_______________________________________________________________
Dated: ______________, _______

Holder’s Signature:    _____________________________
Holder’s Address:    _____________________________
_____________________________
Signature Guaranteed: ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the Warrant.